Exhibit 99.1
MYR Group Inc. Announces Third-Quarter and First Nine-Months 2026 Results
Board Approves New $100 Million Share Repurchase Program
Thornton, Colo., October 28, 2026 – MYR Group Inc. (“MYR or the "Company”) (NASDAQ: MYRG), a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets in the United States and Canada, announced today its third-quarter and first nine-months 2026 financial results.
Highlights for Third Quarter 2026
•Record quarterly revenues of $1.26 billion
•Record quarterly net income of $60.0 million, or $3.82 per diluted share
•Record quarterly EBITDA of $110.0 million
•Record backlog of $3.68 billion
Management Comments
Rick Swartz, MYR’s President and CEO, said, “Our strong third-quarter results demonstrate the momentum across our business and the strength of our execution. We delivered record quarterly revenues of $1.26 billion, net income of $60.0 million, and EBITDA of $110.0 million, supported by increased activity across both our T&D and C&I segments, including record quarterly C&I revenues. Through the first nine months of 2026, revenues reached $3.34 billion, reflecting healthy demand across our core markets and continued investment in critical electrical infrastructure. As we integrate Valley Electric and Comet Electric and expand our capabilities and geographic reach, we remain focused on disciplined execution, strengthening our customer relationships, and positioning MYR to capitalize on the significant infrastructure opportunities ahead.”
Third Quarter Results
MYR reported third-quarter 2026 revenues of $1.26 billion, an increase of $308.6 million, compared to the third quarter of 2025. Specifically, our Commercial and Industrial (“C&I”) segment reported record quarterly revenues of $704.5 million, an increase of $257.5 million, from the third quarter of 2025, primarily due to an increase in revenue on fixed priced contracts, which included incremental revenues from our acquisition of Valley Electric and Comet Electric (“Valley”). Our Transmission and Distribution (“T&D”) segment reported quarterly revenues of $554.5 million, an increase of $51.1 million, from the third quarter of 2025, due to increases in revenue on T&E contracts, fixed price contracts and unit price contracts.
Consolidated gross profit increased to $171.2 million in the third quarter of 2026, compared to $111.9 million for the third quarter of 2025. The increase in gross profit was due to higher margin and revenues. Gross margin increased to 13.6 percent for the third quarter of 2026 from 11.8 percent for the third quarter of 2025. The increase in gross margin was primarily due to significant changes in our estimated gross profit on certain projects, related to better-than-anticipated productivity and favorable job close outs. Gross margin was also positively impacted during the third quarter of 2026, by the continued benefit of higher margins on certain projects nearing completion, largely due to better-than-anticipated productivity. These margin increases were partially offset by an increase in costs associated with inefficiencies on certain projects. Changes in estimates of gross profit on certain projects resulted in a net gross margin increase of 0.4 percent for the third quarter of 2026, compared to a net gross margin decrease of 0.6 percent for the third quarter of 2025.
Selling, general and administrative (“SG&A”) expenses increased to $81.5 million in the third quarter of 2026, compared to $65.9 million for the third quarter of 2025. The period-over-period increase was primarily due to SG&A expenses associated with Valley, which was recently acquired, an increase in employee incentive compensation costs and an increase in employee-related expenses to support future growth.
Amortization of intangible assets increased to $6.1 million in the third quarter of 2026, compared to $1.2 million for the third quarter of 2025. The period-over-period increase was due to amortization related to certain intangible assets acquired with Valley.
Interest expense increased to $3.6 million in the third quarter of 2026, compared to $1.4 million for the third quarter of 2025. The period-over-period increase was attributable to incremental borrowings incurred in connection with the Valley acquisition.
Income tax expense was $22.3 million for the third quarter of 2026, with an effective tax rate of 27.1 percent, compared to income tax expense of $12.6 million for the third quarter of 2025, with an effective tax rate of 28.3 percent. The period-over-period change in tax rate was primarily due to a favorable impact from state taxes, partially offset by the impact of the net controlled foreign corporation tested income (“NCTI”), other permanent difference items and a reduction in foreign tax credits.
For the third quarter of 2026, net income was $60.0 million, or $3.82 per diluted share, compared to $32.1 million, or $2.05 per diluted share, for the same period of 2025. Third-quarter 2026 EBITDA, a non-GAAP financial measure, was $110.0 million, compared to $62.7 million in the third quarter of 2025.

First Nine-Months Results
MYR reported first nine-months 2026 revenues of $3.34 billion, an increase of $656.8 million, compared to the first nine months of 2025. Specifically, our C&I segment reported revenues of $1.72 billion, an increase of $508.7 million, from the first nine months of 2025, primarily due to an increase in revenue on fixed priced contracts, which included incremental revenues from Valley. Our T&D segment reported revenues of $1.62 billion, an increase of $148.0 million, from the first nine months of 2025, due to increases in revenue on T&E contracts and unit price contracts, partially offset by a decrease in revenue on fixed price contracts.
Consolidated gross profit increased to $448.4 million in the first nine months of 2026, compared to $312.5 million in the first nine months of 2025. The increase in gross profit was due to higher margin and revenues. Gross margin increased to 13.4 percent for the first nine months of 2026 from 11.6 percent for the first nine months of 2025. The increase in gross margin was primarily due to significant changes in our estimated gross profit on certain projects, related to better-than-anticipated productivity, an increase in scope on certain projects and favorable job close outs. These margin increases were partially offset by an increase in costs associated with inefficiencies on certain projects. Changes in estimates of gross profit on certain projects resulted in a net gross margin increase of 0.6 percent for the first nine months of 2026, compared to a net gross margin decrease of 1.3 percent for the first nine months of 2025.
SG&A expenses increased to $225.3 million in the first nine months of 2026, compared to $191.8 million for the first nine months of 2025. The period-over-period increase was primarily due to an increase in employee incentive compensation costs, an increase in employee-related expenses to support future growth and SG&A expenses associated with Valley.
Amortization of intangible assets increased to $8.5 million in the first nine months of 2026, compared to $3.6 million for the first nine months of 2025. The period-over-period increase was due to amortization related to certain intangible assets acquired with Valley.
Interest income increased to $2.1 million in the first nine months of 2026, compared to $0.4 million for the first nine months of 2025. The period-over-period increase was attributable to higher average balances held in money market accounts in the first nine months of 2026 as compared to the first nine months of 2025.
Interest expense increased to $4.9 million in the first nine months of 2026, compared to $4.8 million for the first nine months of 2025. The period-over-period increase was attributable to incremental borrowings during the first nine months of 2026 as compared to the first nine months of 2025 that were incurred in connection with the Valley acquisition.
Income tax expense was $56.8 million for the first nine months of 2026, with an effective tax rate of 26.6 percent, compared to income tax expense of $33.0 million for the first nine months of 2025, with an effective tax rate of 28.7 percent. The period-over-period change in tax rate was primarily due to a favorable impact from stock compensation excess tax benefits, partially offset by the impact of NCTI and other permanent difference items.
For the first nine months of 2026, net income was $156.7 million, or $9.97 per diluted share, compared to $81.9 million, or $5.20 per diluted share, for the same period of 2025.
Backlog
As of September 30, 2026, MYR's backlog was $3.68 billion, which was an increase of $1.02 billion, or 38.2 percent, from the $2.66 billion reported as of September 30, 2025. As of September 30, 2026, C&I backlog was $2.39 billion and T&D backlog was $1.29 billion.
Balance Sheet
As of September 30, 2026, MYR had $650.5 million of borrowing availability under its new $690.0 million revolving credit facility.
Share Repurchase Program
In addition, the Company announced today that its Board of Directors approved a new share repurchase program (the “Repurchase Program”), which will be effective on November 4, 2026, and authorizes the Company to repurchase, in the aggregate, up to $100.0 million of its outstanding shares of common stock from time to time at management’s discretion on the open market or in privately negotiated transactions, including through Rule 10b5-1 trading plans, structured transactions or other means in accordance with applicable securities laws. The amount and timing of repurchases are subject to a variety of factors, including market and business conditions, as well as applicable contractual and legal requirements. The Repurchase Program will expire on November 3, 2027, or when the authorized funds are exhausted, whichever is earlier. The Company is not obligated to acquire any specific amount of common stock, and the Company’s Board of Directors may modify or terminate the Repurchase Program at any time. The Company intends to fund the Repurchase Program with cash on hand and through borrowings under its revolving credit facility.

Non-GAAP Financial Measures
To supplement MYR’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), MYR uses certain non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. MYR’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
MYR believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results, (ii) permit investors to view MYR’s performance using the same tools that management uses to evaluate MYR’s past performance, reportable business segments and prospects for future performance, (iii) publicly disclose results that are relevant to financial covenants included in MYR’s credit facility and (iv) otherwise provide supplemental information that may be useful to investors in evaluating MYR.
Conference Call
MYR will host a conference call to discuss its third-quarter 2026 results on Thursday, October 29, 2026 at 8:00 a.m. Mountain time. Participants may access the audio-only webcast of the conference call from the Investors page of MYR Group’s website at myrgroup.com.
About MYR Group Inc.
MYR Group is a holding company of leading, specialty electrical contractors providing services throughout the United States and Canada through two business segments: Transmission & Distribution (T&D) and Commercial & Industrial (C&I). MYR Group subsidiaries have the experience and expertise to complete electrical installations of any type and size. Through their T&D segment they provide services on electric transmission, distribution networks, substation facilities, clean energy projects and electric vehicle charging infrastructure. Their comprehensive T&D services include design, engineering, procurement, construction, upgrade, maintenance and repair services. T&D customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Through their C&I segment, they provide a broad range of services which include the design, installation, maintenance and repair of commercial and industrial wiring generally for data centers, clean energy projects, airports, hospitals, hotels, commercial and industrial facilities, manufacturing plants, processing facilities, water/waste-water treatment facilities, mining facilities, intelligent transportation systems, roadway lighting, signalization, stadiums and electric vehicle charging infrastructure. C&I customers include general contractors, commercial and industrial facility owners, government agencies and developers. For more information, visit myrgroup.com.
Forward-Looking Statements
Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A. of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
MYR Group Inc. Contact:
Jennifer Harper, Vice President, Investor Relations & Treasurer, 847-979-5835, investorinfo@myrgroup.com
Financial tables follow…

MYR GROUP INC.
Consolidated Balance Sheets
As of September 30, 2026 and December 31, 2025

(in thousands, except share and per share data)	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$26,010	$150,156
Accounts receivable, net of allowances of $1,250 and $934, respectively	799,461	603,735
Contract assets, net of allowances of $756 and $534, respectively	318,367	241,766
Current portion of receivable for insurance claims in excess of deductibles	7,861	10,122
Refundable income taxes	4,873	—
Prepaid expenses and other current assets	30,615	54,982
Total current assets	1,187,187	1,060,761
Property and equipment, net of accumulated depreciation of $443,756 and $413,962, respectively	345,614	306,386
Operating lease right-of-use assets	63,304	42,448
Goodwill	224,045	115,266
Intangible assets, net of accumulated amortization of $47,948 and $39,967, respectively	230,855	72,476
Receivable for insurance claims in excess of deductibles	22,719	21,358
Deferred income taxes	18,264	12,723
Investment in joint ventures	3,258	3,224
Other assets	12,300	9,437
Total assets	$2,107,546	$1,644,079

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$16,988	$4,554
Current portion of operating lease obligations	14,572	13,019
Current portion of finance lease obligations	1,064	804
Accounts payable	385,259	314,789
Contract liabilities, net	280,540	300,560
Current portion of accrued self-insurance	29,935	28,499
Accrued income taxes	129	15,129
Other current liabilities	160,910	117,923
Total current liabilities	889,397	795,277
Deferred income tax liabilities	95,473	50,119
Long-term debt	198,782	54,483
Accrued self-insurance	43,838	42,827
Operating lease obligations, net of current maturities	48,359	29,429
Finance lease obligations, net of current maturities	1,348	1,220
Other liabilities	11,364	10,301
Total liabilities	1,288,561	983,656
Commitments and contingencies
Shareholders’ equity:
Preferred stock—$0.01 par value per share; 4,000,000 authorized shares; none issued and outstanding at September 30, 2026 and December 31, 2025	—	—
Common stock—$0.01 par value per share; 100,000,000 authorized shares; 15,570,008 and 15,522,834 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	155	155
Additional paid-in capital	170,292	165,211
Accumulated other comprehensive loss	(11,071)	(8,183)
Retained earnings	659,609	503,240
Total shareholders’ equity	818,985	660,423
Total liabilities and shareholders’ equity	$2,107,546	$1,644,079

MYR GROUP INC.
Unaudited Consolidated Statements of Operations
Three and Nine Months Ended September 30, 2026 and 2025

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025
Contract revenues	$1,259,032	$950,400	$3,341,139	$2,684,345
Contract costs	1,087,791	838,508	2,892,785	2,371,841
Gross profit	171,241	111,892	448,354	312,504
Selling, general and administrative expenses	81,517	65,919	225,349	191,756
Amortization of intangible assets	6,087	1,214	8,514	3,613
Gain on sale of property and equipment	(1,469)	(1,512)	(3,282)	(3,213)
Income from operations	85,106	46,271	217,773	120,348
Other income (expense):
Interest income	292	197	2,068	433
Interest expense	(3,580)	(1,440)	(4,945)	(4,759)
Other income (expense), net	517	(297)	(1,405)	(1,130)
Income before provision for income taxes	82,335	44,731	213,491	114,892
Income tax expense	22,330	12,637	56,835	33,024
Net income	$60,005	$32,094	$156,656	$81,868
Income per common share:
—Basic	$3.85	$2.07	$10.06	$5.22
—Diluted	$3.82	$2.05	$9.97	$5.20
Weighted average number of common shares and potential common shares outstanding:
—Basic	15,579	15,528	15,565	15,681
—Diluted	15,721	15,631	15,715	15,752

MYR GROUP INC.
Unaudited Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2026 and 2025

	Nine months ended September 30,
(in thousands)	2026	2025
Cash flows from operating activities:
Net income	$156,656	$81,868
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization of property and equipment	51,622	45,664
Amortization of intangible assets	8,514	3,613
Stock-based compensation expense	13,395	9,808
Deferred income taxes	2,380	3,312
Gain on sale of property and equipment	(3,282)	(3,213)
Other non-cash items	586	345
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	(93,939)	53,714
Contract assets, net	(21,461)	(38,538)
Receivable for insurance claims in excess of deductibles	900	(511)
Other assets	18,069	14,241
Accounts payable	33,756	4,795
Contract liabilities, net	(54,796)	(31,113)
Accrued self-insurance	2,457	2,845
Other liabilities	19,298	64,907
Net cash flows provided by operating activities	134,155	211,737
Cash flows from investing activities:
Proceeds from sale of property and equipment	4,019	6,014
Cash paid for acquired business	(324,788)	—
Purchases of property and equipment	(81,974)	(64,467)
Net cash flows used in investing activities	(402,743)	(58,453)
Cash flows from financing activities:
Borrowings under revolving lines of credit	786,645	635,003
Repayments under revolving lines of credit	(824,059)	(633,048)
Borrowing under term loans	199,287	—
Payment of principal obligations under equipment notes	(4,596)	(4,360)
Payment of principal obligations under finance leases	(668)	(844)
Repurchase of common stock	(1,307)	(75,000)
Debt refinancing costs	(3,634)	—
Payments related to tax withholding for stock-based compensation	(7,294)	(2,653)
Other financing activities	254	—
Net cash flows provided by (used in) financing activities	144,628	(80,902)
Effect of exchange rate changes on cash	(186)	365
Net increase (decrease) in cash and cash equivalents	(124,146)	72,747
Cash and cash equivalents:
Beginning of period	150,156	3,464
End of period	$26,010	$76,211

MYR GROUP INC.
Unaudited Consolidated Selected Data,
Unaudited Performance Measure and Reconciliation of Non-GAAP Measure
For the Three, Nine and Twelve Months Ended September 30, 2026 and 2025 and
As of September 30, 2026, December 31, 2025, September 30, 2025 and September 30, 2024

	Three months ended September 30,		Last twelve months ended September 30,
(dollars in thousands, except share and per share data)	2026	2025	2026		2025
Summary Statement of Operations Data:
Contract revenues	$1,259,032	$950,400	$4,314,683		$3,514,140
Gross profit	$171,241	$111,892	$559,636		$398,449
Income from operations	$85,106	$46,271	$264,297		$150,505
Income before provision for income taxes	$82,335	$44,731	$259,883		$141,896
Income tax expense	$22,330	$12,637	$66,679		$44,076
Net income	$60,005	$32,094	$193,204		$97,820
Tax rate	27.1%	28.3%	25.7%		31.1%

Per Share Data:
Income per common share:
–Basic	$3.85	$2.07	$12.41	(1)	$6.22	(1)
–Diluted	$3.82	$2.05	$12.31	(1)	$6.19	(1)
Weighted average number of common shares and potential common shares outstanding:
–Basic	15,579	15,528	15,556	(2)	15,794	(2)
–Diluted	15,721	15,631	15,696	(2)	15,862	(2)

(in thousands)	September 30, 2026	December 31, 2025	September 30, 2025	September 30, 2024
Summary Balance Sheet Data:
Total assets	$2,107,546	$1,644,079	$1,548,853	$1,512,331
Total shareholders’ equity	$818,985	$660,423	$617,588	$588,509
Goodwill and intangible assets	$454,900	$187,742	$187,704	$195,047
Total funded debt (3)	$215,770	$59,037	$71,976	$93,186

	Three months ended September 30,				Nine months ended September 30,
(dollars in thousands)	2026		2025		2026		2025
Segment Results:	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Contract revenues:
Transmission & Distribution	$554,544	44.0%	$503,436	53.0%	$1,619,536	48.5%	$1,471,479	54.8%
Commercial & Industrial	704,488	56.0	446,964	47.0	1,721,603	51.5	1,212,866	45.2
Total	$1,259,032	100.0%	$950,400	100.0%	$3,341,139	100.0%	$2,684,345	100.0%
Operating income:
Transmission & Distribution	$51,634	9.3%	$41,461	8.2%	$153,357	9.5%	$118,147	8.0%
Commercial & Industrial	61,616	8.7	28,583	6.4	146,109	8.5	67,953	5.6
Total	113,250	9.0	70,044	7.4	299,466	8.9	186,100	6.9
Corporate	(28,144)	(2.2)	(23,773)	(2.5)	(81,693)	(2.4)	(65,752)	(2.4)
Consolidated	$85,106	6.8%	$46,271	4.9%	$217,773	6.5%	$120,348	4.5%

See notes at the end of this earnings release

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
Three and Twelve Months Ended September 30, 2026 and 2025

	Three months ended September 30,		Last twelve months ended September 30,
(in thousands, except share, per share data, ratios and percentages)	2026	2025	2026	2025

Financial Performance Measures (4):
EBITDA (5)	$109,988	$62,713	$340,730	$213,986
EBITDA per Diluted Share (6)	$7.00	$4.01	$21.71	$13.51
EBIA, net of taxes (7)	$66,839	$33,856	$203,008	$105,562
Free Cash Flow (8)	$9,155	$65,412	$137,106	$156,085
Book Value per Period End Share (9)	$52.12	$39.52
Tangible Book Value (10)	$364,085	$429,884
Tangible Book Value per Period End Share (11)	$23.17	$27.51
Funded Debt to Equity Ratio (12)	0.26	0.12
Asset Turnover (13)			2.79	2.32
Return on Assets (14)			12.5%	6.5%
Return on Equity (15)			31.3%	16.6%
Return on Invested Capital (16)			25.0%	16.4%

Reconciliation of Non-GAAP Measures:
Reconciliation of Net Income to EBITDA:
Net income	$60,005	$32,094	$193,204	$97,820
Interest expense, net	3,288	1,243	3,476	6,421
Income tax expense	22,330	12,637	66,679	44,076
Depreciation and amortization	24,365	16,739	77,371	65,669
EBITDA (5)	$109,988	$62,713	$340,730	$213,986

Reconciliation of Net Income per Diluted Share to EBITDA per Diluted Share:
Net income per share	$3.82	$2.05	$12.31	$6.19
Interest expense, net, per share	0.21	0.08	0.22	0.40
Income tax expense per share	1.42	0.81	4.25	2.78
Depreciation and amortization per share	1.55	1.07	4.93	4.14
EBITDA per Diluted Share (6)	$7.00	$4.01	$21.71	$13.51

Reconciliation of Non-GAAP measure:
Net income	$60,005	$32,094	$193,204	$97,820
Interest expense, net	3,288	1,243	3,476	6,421
Amortization of intangible assets	6,087	1,214	9,719	4,816
Tax impact of interest and amortization of intangible assets	(2,541)	(695)	(3,391)	(3,495)
EBIA, net of taxes (7)	$66,839	$33,856	$203,008	$105,562

Calculation of Free Cash Flow:
Net cash flow from operating activities	$46,081	$95,590	$248,985	$232,856
Less: cash used in purchasing property and equipment	(36,926)	(30,178)	(111,879)	(76,771)
Free Cash Flow (8)	$9,155	$65,412	$137,106	$156,085

See notes at the end of this earnings release.

MYR GROUP INC.
Unaudited Performance Measures and Reconciliation of Non-GAAP Measures
As of September 30, 2026, 2025 and 2024

(in thousands, except per share amounts)	September 30, 2026	September 30, 2025
Reconciliation of Book Value to Tangible Book Value:
Book value (total shareholders' equity)	$818,985	$617,588
Goodwill and intangible assets	(454,900)	(187,704)
Tangible Book Value (10)	$364,085	$429,884

Reconciliation of Book Value per Period End Share to Tangible Book Value per Period End Share:
Book value per period end share	$52.12	$39.52
Goodwill and intangible assets per period end share	(28.95)	(12.01)
Tangible Book Value per Period End Share (11)	$23.17	$27.51

Calculation of Period End Shares:
Shares outstanding	15,570	15,523
Plus: common equivalents	142	103
Period End Shares (17)	15,712	15,626

(in thousands)	September 30, 2026	September 30, 2025	September 30, 2024
Reconciliation of Invested Capital to Shareholders Equity:
Book value (total shareholders' equity)	$818,985	$617,588	$588,509
Plus: total funded debt	215,770	71,976	93,186
Less: cash and cash equivalents	(26,010)	(76,211)	(7,569)
Invested Capital	$1,008,745	$613,353	$674,126
Average Invested Capital (18)	$811,049	$643,740
See notes at the end of this earnings release.

(1)Last-twelve-months earnings per share is the sum of earnings per share reported in the last four quarters.
(2)Last-twelve-months weighted average basic and diluted shares were determined by adding the weighted average shares reported for the last four quarters and dividing by four.
(3)Funded debt includes outstanding borrowings under our revolving credit facility, term loan credit facility and our outstanding equipment notes.
(4)These financial performance measures are provided as supplemental information to the financial statements. These measures are used by management to evaluate our past performance, our prospects for future performance and our ability to comply with certain material covenants as defined within our credit agreement, and to compare our results with those of our peers. In addition, we believe that certain of the measures, such as book value, tangible book value, free cash flow, asset turnover, return on equity, and debt leverage are measures that are monitored by sureties, lenders, lessors, suppliers and certain investors. Our calculation of each measure is described in the following notes; our calculation may not be the same as the calculations made by other companies.
(5)EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is not recognized under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to net cash flows provided by operating activities as a measure of liquidity. Certain material covenants contained within our credit agreement are based on EBITDA with certain additional adjustments, including our interest coverage ratio and leverage ratio, which we must comply with to avoid potential immediate repayment of amounts borrowed or additional fees to seek relief from our lenders. In addition, management considers EBITDA a useful measure because it provides MYR Group Inc. and its investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes to not directly reflect the company’s core operations. Management further believes that EBITDA is useful to investors and other external users of our financial statements in evaluating the company’s operating performance and cash flow because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, useful lives placed on assets, capital structure and the method by which assets were acquired.
(6)EBITDA per diluted share is calculated by dividing EBITDA by the weighted average number of diluted shares outstanding for the period. EBITDA per diluted share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(7)EBIA, net of taxes is defined as net income plus net interest plus amortization of intangible assets, less the tax impact of net interest and amortization of intangible assets. The tax impact of net interest and amortization of intangible assets is computed by multiplying net interest and amortization of intangible assets by the effective tax rate. Management uses EBIA, net of taxes, to measure our results exclusive of the impact of financing and amortization of intangible assets costs.
(8)Free cash flow, which is defined as cash flow provided by operating activities minus cash flow used in purchasing property and equipment, is not recognized under GAAP and does not purport to be an alternative to net income, cash flow from operations or the change in cash on the balance sheet. Management views free cash flow as a measure of operational performance, liquidity and financial health.
(9)Book value per period end share is calculated by dividing total shareholders’ equity at the end of the period by the period end shares outstanding.
(10)Tangible book value is calculated by subtracting goodwill and intangible assets outstanding at the end of the period from shareholders’ equity. Tangible book value is not recognized under GAAP and does not purport to be an alternative to book value or shareholders’ equity.
(11)Tangible book value per period end share is calculated by dividing tangible book value at the end of the period by the period end number of shares outstanding. Tangible book value per period end share is not recognized under GAAP and does not purport to be an alternative to income per diluted share.
(12)The funded debt to equity ratio is calculated by dividing total funded debt at the end of the period by total shareholders’ equity at the end of the period.
(13)Asset turnover is calculated by dividing the current period revenue by total assets at the beginning of the period.
(14)Return on assets is calculated by dividing net income for the period by total assets at the beginning of the period.
(15)Return on equity is calculated by dividing net income for the period by total shareholders’ equity at the beginning of the period.
(16)Return on invested capital is calculated by dividing EBIA, net of taxes, less any dividends, by average invested capital. Return on invested capital is not recognized under GAAP, and is a key metric used by management to determine our executive compensation.
(17)Period end shares is calculated by adding average common stock equivalents for the quarter to the period end balance of common stock outstanding. Period end shares is not recognized under GAAP and does not purport to be an alternative to diluted shares. Management views period end shares as a better measure of shares outstanding as of the end of the period.
(18)Average invested capital is calculated by adding net funded debt (total funded debt less cash and marketable securities) to total shareholders’ equity and calculating the average of the beginning and ending of each period.